Exhibit 23.3

通 商 律 師 事 務 所

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel:(8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add:  beijing@tongshang.com  Website: www.tongshang.com.cn

[•], 2014

Kimree, Inc.

Xiagang Section, Luotang Village, Shuikou Street

Huicheng District, Huizhou, Guangdong Province 516005

People’s Republic of China

Dear Sirs:

We hereby consent to the use of our name under the captions “Risk Factors”, “Enforceability of Civil Liabilities”, “Regulation”, “Taxation” and “Legal Matters” included in the registration statement on Form F-1, originally filed by Kimree, Inc. on September 29, 2014 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

Commerce & Finance Law Offices